EXHIBIT 99.1

Great Southern Bancorp, Inc. to Hold 36th Annual Meeting of Stockholders

Meeting to be virtual-only

SPRINGFIELD, Mo., Feb. 10, 2025 (GLOBE NEWSWIRE) -- Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, will hold its 36th Annual Meeting of Stockholders at:

10 a.m. CDT
Wednesday, May 7, 2025
Virtual Meeting (Webcast)

This year’s Annual Meeting of Stockholders will be a virtual meeting over the internet. Stockholders will be able to attend the Annual Meeting via a live webcast. Additional information about the Annual Meeting, including how stockholders can access the live webcast, will be provided in the Company’s Notice of Annual Meeting and Proxy Statement.

Holders of Great Southern Bancorp, Inc. common stock at the close of business on the record date, March 4, 2025, can vote during the live webcast of the Annual Meeting or by proxy.

Material to be presented at the Annual Meeting will be available on the Company’s website, www.GreatSouthernBank.com, prior to the start of the meeting.

About Great Southern Bancorp

With total assets of $6.0 billion, Great Southern offers a broad range of banking services to commercial and consumer customers. Headquartered in Springfield, Missouri, Great Southern operates 89 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska and commercial lending offices in Atlanta, Charlotte, Chicago, Dallas, Denver, Omaha, and Phoenix. The common stock of Great Southern Bancorp, Inc. is listed on the Nasdaq Global Select Market under the symbol “GSBC.”

CONTACT:
Zack Mukewa
Investor Relations
(616) 233-0500
GSBC@lambert.com